Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2026 SECOND QUARTER

OKLAHOMA CITY, Oklahoma—July 29, 2026—LSB Industries, Inc. (NYSE: LXU) (“LSB,” “we,” “us,” “our,” or the “Company”) today announced results for the second quarter ended June 30, 2026.

Second Quarter 2026 Results and Recent Highlights

•
Net sales of $168.1 million compared to $151.3 million in the second quarter of 2025
•
Net loss of $6.2 million, inclusive of approximately $28.8 million of turnaround expenses, compared to net income of $3.0 million in the second quarter of 2025, inclusive of approximately $2.6 million of turnaround expenses
•
Diluted loss per share of $0.09 compared to diluted EPS of $0.04 for the second quarter of 2025
•
Adjusted EBITDA(1) of $53.1 million compared to $38.3 million in the second quarter of 2025
•
Total cash, cash equivalents and short-term investments of approximately $218.0 million and total debt of $441.3 million as of June 30, 2026

“Our second quarter results reflect solid execution through an important period of planned maintenance at two of our three production facilities,” stated Mark Behrman, LSB Industries' Chairman & Chief Executive Officer. “During the quarter we successfully completed an extensive and complex turnaround of our El Dorado ammonia plant on time, within budget and injury free. We also made the decision to pull forward scheduled turnaround work at our Pryor facility from the third quarter into the second quarter. While this planned activity impacted second quarter production and earnings, it was an important investment in our facilities and supports our broader reliability and operating performance objectives.”

“We are already seeing the benefits of the work completed at El Dorado, including higher production rates, and expect improved performance at Pryor as that turnaround is completed in the third quarter. While nitrogen prices have moderated from first half highs, market conditions for both our industrial and fertilizer business remain constructive. Alongside our continued focus on reliability, efficiency and product mix optimization, we believe our improved operating platform positions us to generate stronger results in the second half of 2026, supported by higher expected production rates, continued reliability improvements and constructive market conditions.”

(1) Adjusted EBITDA and EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Reconciliations” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures

Market Outlook

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Industrial business is strong with positive market conditions:
o
Demand for Ammonium Nitrate (AN) remains strong, supported by continued mining-sector investment across North America and globally, as well as broader capital spending tied to AI-related infrastructure, data centers, power generation and electrification. Favorable supply / demand fundamentals, further supported by producer outages, continue to underpin both spot and contract pricing, while new mining and aggregate projects are expected to support medium- to longer-term demand for explosives used in copper, iron ore, quarrying and infrastructure-related production
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The fertilizer markets remain constructive as conditions continue to evolve following the Strait of Hormuz disruption earlier this year:
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Ammonia prices remain elevated relative to historical averages although they have moderated from first-half highs as seasonal demand normalizes and supply conditions improve
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Urea Ammonium Nitrate (UAN) pricing remains favorable, even as prices normalize from elevated levels, with a constructive demand outlook expected to support increased demand in the second half of 2026
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Other notable developments that could impact product pricing include:
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Continued attacks affecting Russian nitrogen plants, ports, and ships
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Ongoing risk related to instability in the Middle East, including the U.S. – Iran conflict
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Corn market dynamics support fertilizer demand:
o
USDA projects 95+ million planted acres of corn for the 2026/27 marketing season with global ending stocks projected to be at the lowest levels in over a decade supporting improved corn prices. This will support strong fertilizer application rates and we anticipate robust nitrogen demand through the full fertilizer application season

Low Carbon Ammonia Project Summary

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El Dorado Carbon Capture and Sequestration (CCS) Project
▪
In May 2026, we reached an agreement to assume full ownership of the project to capture and sequester CO2 at our El Dorado facility from Lapis Carbon Solutions. The project is expected to be completed and operational in the first quarter of 2027, subject to EPA approval of our Class VI permit, at which time CO2 injections are expected to begin
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We expect to capture and sequester between 400,000 and 500,000 metric tons of CO2 per year, which is expected to reduce our Scope 1 emissions by approximately 25%, and yield between 305,000 and 380,000 metric tons per year of low carbon ammonia
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The sequestered CO₂ generated from the facility's ammonia production is expected to qualify for the enhanced federal tax credit, currently $85 per metric ton of CO2, under Internal Revenue Code Section 45Q. Based on expected capture volumes, the Company estimates the project could generate approximately $25 million to $30 million of annual earnings when fully operational, net of CCS operating costs, over the 12-year credit period, subject to continued qualification

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Although the credits are expected to be recognized in earnings as they are earned, the timing of related cash inflows may vary depending on the tax credit monetization method selected. As a result, cash receipts may not coincide with earnings recognition
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A stratigraphic well was completed in June 2025 to provide data to support the EPA in review of our Class VI application and we intend to use the completed stratigraphic well for CO2 injection once EPA approval is received

Second Quarter Results Overview

	Three Months Ended June 30,
	2026	2025	% Change
Product Sales	(In Thousands)
AN & Nitric Acid	$69,539	$61,707	13%
Urea ammonium nitrate (UAN)	62,488	52,262	20%
Ammonia	25,511	26,830	(5)%
Other	10,554	10,497	1%
Total net sales	$168,092	$151,296

Comparison of Second Quarter of 2026 to 2025:

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Higher selling prices combined with increased AN and Nitric Acid volumes resulted in higher net sales for the period compared to the previous year. Tight market conditions shifted some production toward AN, resulting in lower UAN sales volumes. In addition, ammonia and UAN sales volumes were impacted as a result of significant planned turnaround activity at our El Dorado and Pryor facilities during the second quarter.

The following tables provide key sales metrics for our products:

	Three Months Ended June 30,
Key Product Volumes (short tons sold)	2026	2025	% Change
AN & Nitric Acid	179,339	161,509	11%
Urea ammonium nitrate (UAN)	130,818	151,807	(14)%
Ammonia	35,667	66,069	(46)%
	345,824	379,385	(9)%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$333	$328	2%
Urea ammonium nitrate (UAN)	$433	$308	41%
Ammonia	$658	$369	78%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons. Please see the discussion below under the heading “Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation” and the reconciliations at the end of this release for additional information concerning this financial measure.

	Three Months Ended June 30,
Average Benchmark Prices (price per ton)	2026	2025	% Change
Tampa Ammonia Benchmark	$787	$416	89%
NOLA UAN	$494	$344	44%

	Three Months Ended June 30,
	2026	2025	% Change
Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$2.96	$3.50	(15)%

Conference Call

LSB’s management will host a conference call on Thursday, July 30, 2026 at 10:00 am ET / 9:00 am CT to discuss second quarter 2026 results and recent corporate developments. Participating in the call will be Chairman & Chief Executive Officer, Mark Behrman, Executive Vice President & Chief Financial Officer, Cheryl Maguire and Executive Vice President & Chief Commercial Officer, Damien Renwick. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call.

A webcast of the call, along with a slide presentation that coincides with management’s prepared remarks, will be available in the Investors section of LSB’s website, at www.lsbindustries.com. The webcast can be found under Events & Presentations. If you are unable to listen to the live call, the conference call webcast will be archived on LSB’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural and industrial end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, include, but are not limited to, statements regarding: our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; our ability to successfully leverage our existing business platform and portfolio of assets to produce low carbon products; the timing for completion of the CCS project at our El Dorado facility, including receipt of Class VI permit approval by the EPA; the cost and expected benefits of the CCS project; the impact of trade policy on our business; the availability of raw materials; production volumes at our production facilities; and the anticipated cost and timing of our capital projects, including turnarounds. Forward-looking statements can generally be identified by words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “will,” “may,” “plan,” “potential,” “should,” “would,” and similar words or phrases, as well as by discussions of strategy, plans or intentions. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties relate to, but are not limited to, business and market disruptions; market conditions and price volatility for our products and feedstocks; global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; increased competitive pressures; our ability to fund the working capital and expansion of our businesses; recruiting and retaining skilled and qualified personnel; our ability to obtain necessary raw materials and purchased components; material increases in cost of raw materials; obtaining and maintaining necessary permits; and other financial, economic, competitive, environmental, political, legal and regulatory factors, including tariffs. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524 Investors@lsbindustries.com David Kimmel, Director of Communications (405) 815-4645 dkimmel@lsbindustries.com

LSB Industries, Inc.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Thousands, Except Per Share Amounts)
Net sales	$168,092	$151,296	$337,579	$294,728
Cost of sales	156,631	128,123	290,324	257,171
Gross profit	11,461	23,173	47,255	37,557

Selling, general and administrative expense	12,931	9,844	26,756	19,997
Other expense, net	1,272	2,836	85	2,599
Operating (loss) income	(2,742)	10,493	20,414	14,961
Interest expense, net	7,070	7,886	14,187	15,950
Loss on extinguishment of debt	—	59	—	59
Non-operating other income, net	(1,706)	(1,542)	(3,222)	(3,215)
(Loss) income before income taxes	(8,106)	4,090	9,449	2,167
(Benefit) provision for income taxes	(1,917)	1,084	(4,047)	801
Net (loss) income	$(6,189)	$3,006	$13,496	$1,366

Net (loss) income per common share:
Basic:
Net (loss) income	$(0.09)	$0.04	$0.19	$0.02

Diluted:
Net (loss) income	$(0.09)	$0.04	$0.18	$0.02

LSB Industries, Inc.

Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$20,356	$19,511
Short-term investments	197,624	128,960
Accounts receivable	53,058	57,609
Allowance for doubtful accounts	(366)	(401)
Accounts receivable, net	52,692	57,208
Inventories:
Finished goods	13,819	16,705
Raw materials	2,032	1,605
Total inventories	15,851	18,310
Supplies, prepaid items and other:
Prepaid insurance	5,544	12,588
Precious metals	13,532	14,538
Supplies	33,241	33,399
Other	5,731	5,380
Total supplies, prepaid items and other	58,048	65,905

Current assets held for sale	1,000	3,400
Total current assets	345,571	293,294

Property, plant and equipment, net	833,243	833,525

Other assets:
Operating lease assets	44,601	45,571
Intangible and other assets, net	1,185	1,149
Total other assets	45,786	46,720

Total assets	$1,224,600	$1,173,539

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	June 30, 2026	December 31, 2025
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$102,591	$64,514
Short-term financing	3,624	10,686
Accrued and other liabilities	35,478	29,551
Current portion of long-term debt	774	760
Total current liabilities	142,467	105,511

Long-term debt, net	440,575	440,295

Noncurrent operating lease liabilities	36,497	37,668

Other noncurrent accrued and other liabilities	535	535

Deferred income taxes	65,309	69,557

Stockholders' equity:
Common stock, $.10 par value per share; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	508,493	506,821
Retained earnings	245,771	232,275
	763,381	748,213
Less treasury stock, at cost:
Common stock, 19.2 million shares (19.5 million shares at December 31, 2025)	224,164	228,240
Total stockholders' equity	539,217	519,973
Total liabilities and stockholders’ equity	$1,224,600	$1,173,539

Non-GAAP Reconciliations

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call.

EBITDA and Adjusted EBITDA Reconciliation

Management uses EBITDA and adjusted EBITDA as supplemental measures to review and assess the performance of our core business operations and for planning purposes. EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, non-routine specific legal costs or settlements, one time/non-cash or non-operating items, such as one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain costs incurred on growth initiatives, and significant planned maintenance/turnaround costs. We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(6,189)	$3,006	$13,496	$1,366
Plus:
Interest expense and interest income, net	5,319	6,307	10,904	12,639
Loss on extinguishment of debt	—	59	—	59
Depreciation and amortization	21,946	20,682	42,865	40,833
(Benefit) provision for income taxes	(1,917)	1,084	(4,047)	801
EBITDA	19,159	$31,138	63,218	$55,698

Stock-based compensation	2,879	2,088	7,667	3,821
Legal Fees & Settlements - Specific Matters	555	(207)	709	464
Loss on disposal or write down of assets	1,718	2,528	929	2,599
Turnaround costs	28,801	2,639	32,695	4,634
Growth Initiatives	—	90	—	143
Adjusted EBITDA	$53,112	$38,276	$105,218	$67,359

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended June 30,
	2026	2025
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$157,537	$140,799

Less freight and other	17,654	16,841

Ammonia, AN, Nitric Acid, UAN netback sales	$139,883	$123,958